UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2013

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2. FINANCIAL INFORMATION.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 11, 2013, International Paper Company (the “Company”) issued a press release announcing its plans to permanently close its paper mill in Courtland, Alabama. The mill will shut down in stages with a full closure expected to be complete by the end of the first quarter of 2014. The mill closure will reduce the Company’s North American uncoated and coated freesheet paper production capacity by 950,000 tons, of which 765,000 is uncoated freesheet. The Company estimates that the mill closure will result in pre-tax noncash asset write-off and accelerated depreciation charges of approximately $550 million and pre-tax cash severance and other shutdown charges of approximately $125 million to be recorded during the remainder of 2013 and in 2014. The press release announcing the mill closure is attached as Exhibit 99.1 and is incorporated herein by reference into this Item 2.05.

Certain statements in this filing may be considered forward-looking statements. These statements reflect Company management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to industry, global economic and other conditions that could affect the timing of the mill closure process. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed as part of this Report.

Exhibit Number	Description

99.1	Press Release of International Paper Company dated September 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: September 11, 2013	By:	/s/ SHARON R. RYAN
		Name:	Sharon R. Ryan
		Title:	Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of International Paper Company dated September 11, 2013.

E-1